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                                                                    EXHIBIT 23.1



                     Consent of KPMG, Independent Auditors



The Board of Directors
Zions Bancorporation:



We consent to the use of our report dated February 7, 2000, with respect to the restated consolidated financial statements of Zions Bancorporation as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



                                             /s/ KPMG LLP



Salt Lake City, Utah
February 11, 2000